STATEN ISLAND BANCORP, INC.

                           Deferred Compensation Plan
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                           STATEN ISLAND BANCORP, INC.

                           Deferred Compensation Plan



1.  Purposes..................................................................1

2.  Definitions...............................................................1

3.  Administration............................................................3

4.  Participation.............................................................4

5.  Deferrals.................................................................4

6.  Deferral Accounts For Non-Stock-Denominated Awards........................5

7.  Deferral Accounts For Stock-Denominated Awards............................6

8.  Settlement of Deferral Accounts...........................................7

9.  Provisions Relating to Section 16 of the Exchange Act and
     Section 162(m) of the Code...............................................8

10. Statements................................................................9

11. Sources of Stock: Limitation on Account of Stock-Denominated Deferrals....9

12. Amendment/Termination.....................................................9

13. General Provisions.......................................................10

14. Effective Date...........................................................11
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STATEN ISLAND BANCORP, INC.

Deferred Compensation Plan


         1. Purposes. The purpose of this Deferred Compensation Plan (the "Plan") is to provide certain highly compensated employees of Staten Island Bancorp, Inc. (the "Company") and its subsidiaries with the opportunity to elect to defer receipt of specified portions of their compensation and to have such deferred amounts treated as if invested in specified investment vehicles.

         2. Definitions. In addition to the terms defined in Section 1 above, the following terms used in the Plan shall have the meanings set forth below:

         (a) "Administrator" shall mean such person or persons designated pursuant to Section 3(b) hereof to whom the Committee has delegated authority to take action under the Plan, except as may be otherwise required under Section 9 hereof.

         (b) "Beneficiary" shall mean any person (which may include trusts and is not limited to one person) who has been designated by the Participant in his or her most recent written beneficiary designation form filed with the Company to receive the benefits specified under the Plan in the event of the Participant's death. If no Beneficiary has been designated or if no designated Beneficiary survives the Participant's death, then the Beneficiary shall mean the Participant's estate.

         (c) "Change in Control" shall be deemed to have occurred if: (i) the acquisition of control of the Company as defined in 12 C.F.R. ss.574.4, unless a presumption of control is successfully rebutted or unless the transaction is exempted by 12 C.F.R. ss.574.3(c)(vii), or any successor to such sections; (ii) an event that would be required to be reported in response to Item 1(a) of Form 8-K or Item 6(e) of Schedule 14A of Regulation 14A pursuant to the Exchange Act (as defined below), whether or not any class of securities of the Company is registered under the Exchange Act; (iii) any "person" (as such term is used in Section 13(d) and 14(d) of the Exchange Act), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of the securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities; or (iv) during any period of three (3) consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company cease for any reason to constitute at least a majority thereof unless the election, or the nomination for election by stockholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

         (d) "Code" shall mean the Internal Revenue Code of 1986, as amended. References to any provision of the Code or regulation (including proposed regulation) thereunder shall include any successor provisions or regulations.

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         (e)  "Committee"  shall  mean two or more  non-employee  members of the
Board of Directors of the Company designated by such Board as the Committee.

         (f) "Deferral Account" shall mean Non-Stock-Denominated Deferral Accounts and Stock-Denominated Deferral Accounts, collectively. Deferral Accounts will be maintained solely as bookkeeping entries by the Company to evidence the unfunded obligations of the Company hereunder.

         (g) "Disability" shall mean any physical or mental impairment which qualifies the Participant for disability benefits under the applicable long-term disability plan maintained by the Company (or any subsidiary) or, if no such plan applies, which would qualify the Participant for disability benefits under the Federal Social Security System.

         (h) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended. References to any provision of the Exchange Act or rule thereunder shall include any successor provisions or rules.

         (i) "Non-Stock-Denominated Deferral Account" shall mean the accounts or sub-accounts established and maintained by the Company for specified deferrals made by a Participant pursuant to Section 6 hereof.

         (j) "Non-Qualified Option" means an option or right to purchase Stock granted to the Participant by the Company pursuant to a compensatory plan, program or other such arrangement and such option or right does not constitute an "Incentive Stock Option" within the meaning of Section 422 of the Code.

         (k) "Participant" shall mean any employee of the Company or any subsidiary who is designated by the Committee as eligible to participate in this plan and who makes an election to participate in the Plan.

         (l) "Restricted Stock Award" shall mean awards granted pursuant to the Company's Amended and Restated 1998 Recognition and Retention Plan or any similar and/or successor plan.

         (m) "Retirement" shall mean voluntary termination by the Participant in accordance with the Company's retirement policies, including early retirement, generally applicable to their salaried employees.

         (n) "Stock" shall mean the Common Stock, with a par value of $0.01 per share, of Staten Island Bancorp, Inc. or any other equity securities of the Company designated by the Committee.

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         (o)  "Stock-Denominated  Awards" shall mean a Non-Qualified  Option,  a
Restricted Stock Award or similar type of award which is determined by the Committee to be appropriate for deferral under the terms of this Plan.

         (p) "Stock-Denominated Deferral Account" shall mean the accounts or sub-accounts established and maintained by the Company for specified deferrals made by a Participant pursuant to Section 7 hereof.

         (q) "Trust" shall mean the trust or trusts established by the Company pursuant Sections 6 and 7 hereof.

         (r) "Trustee(s)" shall mean the trustee(s) of the Trust(s).

         (s) "Trust Agreement" shall mean the agreement(s) entered into between the Company and the Trustee(s), as amended or restated from time to time.

         (t) "Valuation Date" shall mean the close of business on the last business day of each calendar quarter; provided however, that in the case of termination of employment for reasons other than Retirement, death or Disability, the Valuation Date shall mean the close of business on the last day of business of the month in which employment terminates, and in the case of a Change in Control of the Company, the Valuation Date shall be the effective date of such Change in Control.

         3.       Administration.

         (a) Committee Authority. The Committee shall administer the Plan in accordance with its terms and shall have all powers necessary to accomplish such purpose, including the power and authority to construe and interpret the Plan, to define the terms used herein, to prescribe, amend and rescind rules and regulations, agreements, forms and notices relating to the administration of the Plan, and to make all other determinations necessary or advisable for the administration of the Plan.

         (b) Delegation of Duties; Powers. The Committee may delegate its duties and responsibilities hereunder, as it deems reasonable and appropriate, to the Administrator. If an Administrator is appointed by the Committee, such Administrator shall serve at the will of, and may be removed (with or without cause) by the Committee. Any actions of the Committee or the Administrator with respect to the Plan shall be conclusive and binding upon all persons interested in the Plan, except that any action of the Administrator will not be binding on the Committee. The Committee and Administrator may each appoint agents and delegate thereto powers and duties under the Plan, except as otherwise limited by the Plan.


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         (c)  Limitation  of  Liability.  Each member of the  Committee  and the
Administrator shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or other employee of the Company or any subsidiary, the Company's independent public accountants or any compensation consultant, legal counsel, or other professional retained by the Company to assist in the administration of the Plan. To the maximum extent permitted by law, no member of the Committee or the Administrator, nor any person to whom ministerial duties have been delegated, shall be liable to any person for any action taken or omitted in connection with the interpretation and administration of the Plan. To the maximum extent permitted by law, the Company shall indemnify the members of the Committee and the Administrator against any and all claims, losses, damages, expenses, including any counsel fees and costs incurred by them, and any liability, including any amounts paid in settlement with their approval, arising from their action or failure to act.

         4. Participation. The Administrator will notify each person of his or her participation or eligibility to participate in the Plan not less than 30 days (or such lesser period as may be reasonable and practicable in the circumstances) prior to any deadline for filing an election form.

         5.       Deferrals.

         (a) Deferrals. A Participant may elect to defer taxable compensation or awards which may be in the form of cash or Stock to be received from the Company or a subsidiary, including salary, annual incentive awards, Stock-Denominated Awards and taxable compensation payable under other plans and programs, employment agreements or other arrangements or as designated by the Committee; provided however, that a Participant may only defer, with respect to a given year, receipt of only that portion of the Participant's salary, annual incentive awards, Stock-Denominated Awards and compensation payable under all plans and programs, employment agreements or other arrangements that exceeds the FICA maximum taxable wage base plus the amount necessary to satisfy Medicare and all other payroll taxes (other than Federal, state or local income tax withholding) imposed on the wages of such Participant from the Company and its subsidiaries. In addition to such limitation, and any terms and conditions of deferral set forth under plans and programs, employment agreements or other such arrangements from which receipt of compensation or awards is deferred, the Committee may impose limitations on the amounts permitted to be deferred and other terms and conditions of deferral under the Plan. Any such limitations, and other terms and conditions of deferral, shall be set forth in the rules relating to the Plan, or election forms, other forms, or instructions published by the Committee and/or the Administrator. In addition, in the event that a Participant is a "covered employee" for purposes of Section 162(m) of the Code and such Participant's applicable employee remuneration in a particular tax year exceeds the limitation as specified in Section 162(m) of the Code, the Committee may request that such Participant defer the payment, in accordance with the Plan, of all or a portion of the Participant's compensation and awards to be received under such plans and programs, employment agreements and arrangements of the Company to the extent necessary to avoid the payment of employee remuneration for such tax year in excess of the Section 162(m) limit.

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         (b) Elections.  Once an election form, properly completed,  is received by the Company, such election of the Participant shall be irrevocable; provided however, that the Committee and/or Administrator may, in its discretion, permit a Participant to elect to increase the amount to be deferred and credited to a Deferral Account by filing a later election form; provided, that such later election form is received by the Committee prior to the applicable election deadline pursuant to Section 5(b) hereof. Furthermore, upon a Participant's initial deferral election, such Participant shall also elect the number of installments in which the settlement of his or her Deferral Account shall be completed. An election to change a Participant's settlement election must be made, in writing, while the Participant is an active employee and prior to the commencement of distribution. However, the change shall not become effective until the one (1) year anniversary of such election, provided the Participant remains an active employee of the Company or its subsidiary for the entire one
(1) year period.

         (c) Date of Election. An election to defer compensation or awards hereunder must be received by the Administrator prior to the date specified by the Administrator; provided however, that unless otherwise approved by the Committee, any elections to defer (i) salary, cash compensation and annual incentive awards shall be made on or prior to the December 31st preceding the calendar year in which such income shall be earned, (ii) Restricted Stock Awards shall be made on or prior to the December 31st preceding the calendar year in which the Restricted Stock Awards vest; and (iii) Non-Qualified Options shall be made at least six (6) months prior to the exercise of such option. Under no circumstances may a Participant defer compensation or awards to which the Participant has already attained, at the time of deferral, a legally enforceable right to receive such compensation or awards.

         6. Deferral Accounts For Non-Stock-Denominated Awards. The following provisions will apply to Deferral Accounts other than those established under
Section 7:

         (a) Establishment; Crediting of Amounts Deferred. A Non-Stock-Denominated Deferral Account will be established for each Participant for any deferrals made by a Participant hereunder. The amount of compensation or awards deferred with respect to each Non-Stock-Denominated Deferral Account will be credited to such account as of the date on which such amounts would have been paid to the Participant but for deferral hereunder. Amounts credited to a Non-Stock-Denominated Deferral Account shall be deemed to be invested in such hypothetical investment vehicles as selected by the Participant from the list authorized by the Committee pursuant to Section 6(b) hereof. The amounts of hypothetical income and appreciation and depreciation in value of such accounts will be credited and debited to such accounts from time to time. Unless otherwise determined by the Committee, amounts credited to a Non-Stock-Denominated Deferral Account shall be deemed invested in such hypothetical investment vehicles within five (5) business days following the effective date of the deferral.

         (b) Hypothetical Investment Vehicles. The Committee shall establish one or more hypothetical investment vehicles under this Plan and may add to or change or discontinue any hypothetical investment vehicle included in the list of available hypothetical investment vehicles in its discretion.

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         (c)  Allocation  and  Reallocation  of  Hypothetical   Investments.   A
Participant may allocate amounts credited to his or her Non-Stock-Denominated Deferral Account to one or more of the hypothetical investment vehicles
authorized   under  the  Plan.   Subject  to  the  rules   established   by  the
Administrator, a Participant may reallocate amounts credited to his or her Non-Stock-Denominated Deferral Account (to be effective as of the Valuation Date immediately following the Participant's election) to one or more of such hypothetical investment vehicles, by filing with the Administrator a notice, in such form as may be specified by the Administrator, not later than the 15th day of the month preceding such Valuation Date. The Committee or Administrator may restrict allocations or reallocations by specified Participants into or out of specified investment vehicles or specify minimum amounts that may be allocated or reallocated by Participants; however, any such allocation or reallocation shall be made in accordance with all applicable provisions of the Exchange Act and the regulations promulgated thereunder, including but not limited to,
Section 16(b) and the regulations thereunder.

         (d) Investment Return. In order to simulate an investment return for the amounts held in each Participant's Non-Stock-Denominated Deferral Account, the account balance shall be reduced for the reasonable transaction costs associated with the Participant's investment directions and be adjusted to recognize the hypothetical income, appreciation and depreciation generated by the hypothetical investments that the Non-Stock-Denominated Deferral Account is deemed to be invested in. Furthermore, the amounts of hypothetical income, appreciation and depreciation credited to each Non-Stock-Denominated Deferral Account shall be reduced for the hypothetical tax liability created by the generation of such income, appreciation and depreciation. The hypothetical tax liability shall be determined by the Committee or the Administrator, based on, among other factors, the amounts, if any, of increased tax liability incurred by the Company as a result of the implementation of this Plan and any increase in the Company's taxable income resulting from investment activity hereunder. The reasonable transaction costs shall be determined by the Committee or the Administrator, based on, among other factors, the estimated transaction costs associated with an investment similar to the one directed by the Participant.

         (e) Trusts. The Committee may, in its discretion, establish one or more Trusts and deposit therein amounts of cash, Stock, or other property not exceeding the amount of the Company's obligations with respect to the Participants' Non-Stock-Denominated Deferral Account established under Section 6 hereof.

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         7.       Deferral Accounts For Stock-Denominated Awards.

         (a) Establishment. Subject to any terms and conditions imposed by the Committee, Participants may elect to defer, under the Plan, amounts which would otherwise be taxable income of a Participant as a result of the exercise, earning, vesting, or such similar event with respect to Stock-Denominated Awards. In connection with such deferral of a Stock-Denominated Award, a Stock-Denominated Deferral Account shall be established for such Participant. On terms determined by the Committee, the Stock-Denominated Deferral Account will, as of the date that taxable income from a Stock-Denominated Award would otherwise be recognized by a Participant, be credited with a number of share units corresponding to the number of shares of Stock represented in the amount of Stock-Denominated Award being deferred hereunder. With respect to any fractional shares, the Committee or the Administrator may pay such fractional shares to the Participant in cash or credit the Participant's Non-Stock-Denominated Deferral Account with such amount in lieu of depositing such fractional shares into the Stock-Denominated Deferral Account.

         (b) Investment Return. Hypothetical appreciation and depreciation in value of the Stock-Denominated Deferral Account shall be equal to the actual appreciation and depreciation of the Stock. Cash dividends and distributions with respect to share units in the Stock-Denominated Deferral Account shall be credited to a Participant's Non-Stock-Denominated Deferral Account.

         (c) Allocation of Hypothetical Investment. Stock-Denominated Awards deferred pursuant to this Section 7 shall continuously be deemed invested in Stock share units until settlement of the Stock-Denominated Deferral Account pursuant to Section 8 hereof and the Participant shall not be entitled to reallocate Stock-denominated deferrals into any other hypothetical investments.

         (d) Trusts. The Committee may, in its discretion, establish one or more Trusts (including sub-accounts under such Trusts), and deposit therein amounts of cash, Stock, or other property not exceeding the amount of the Company's obligations with respect to a Participants' Stock-Denominated Deferral Account established under Section 7.

         8.       Settlement of Deferral Accounts.

         (a) Form of Payment. The Company shall settle a Participant's Deferral Account, and discharge all of its obligations to pay deferred compensation under the Plan with respect to such Deferral Account, by payment of cash, or in the discretion of the Committee, by delivery of Stock.

         (b) Forfeited Awards. To the extent that a Stock-Denominated Award is forfeited pursuant to the terms and conditions of another plan, program, employment agreement or other such arrangement, the Participant shall not be entitled to the value of such Stock and other property related thereto (including without limitation, dividends, income and distributions thereon). Any Stock-Denominated Award deferred hereunder and forfeited by a Participant shall be returned to the Company.

         (c) Timing of Payments. Payments in settlement of a Deferral Account shall be made as soon as practicable after the date or dates (including upon the occurrence of specified events), and in such number of installments, as may be directed by the Participant in his or her election relating to such Deferral Account(s), or earlier in the event of termination of employment by the Participant in the following circumstances:

         (i) In the event of termination of employment for reasons other than Retirement or Disability, a single lump sum payment in settlement of any Deferral Account (including a Deferral Account with respect to which one or more installment payments have previously been made) shall be made as promptly as practicable following the Valuation Date, unless otherwise determined by the Administrator; or

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         (ii)     In the event of a Change in Control, payments in settlement of any Stock-Denominated Deferral Account (including a Deferral Account with respect to which one or more installment payments have previously been made) shall be made within fifteen (15) business days following the effective date of such Change in Control.

         (d) Financial Emergency and Other Payments. Other provisions of the Plan (except Section 9) notwithstanding, if, upon the written application of a Participant, the Committee determines that the Participant has a financial emergency of such substantial nature and beyond the individual's control that payment of amounts previously deferred under the Plan is warranted, the Committee may direct the payment to the Participant of all or a portion of the balance of a Deferral Account and the time and manner of such payment, and the Committee may direct such payments in other circumstances if, in the exercise of its independent judgment, it determines that circumstances beyond the individual's control warrant such action.

         9. Provisions Relating to Section 16 of the Exchange Act and Section 162(m) of the Code.

         (a) Compliance with Section 16. With respect to a Participant who is then subject to the reporting requirements of Section 16(a) of the Exchange Act:

         (i) Any function of the Committee under the Plan relating to such Participant shall be performed solely by the Committee, if and to the extent required to ensure the availability of an exemption under Rule 16b-3 or exclusion under Rule 16a-1(c) for such Participant with respect to the Plan.

         (ii) Participants may not reallocate amounts credited to any Stock-Denominated Deferral Account established pursuant to Section 7 hereof.

         (iii) To the extent necessary so that transactions by and rights of such a Participant under the Plan are excluded from reporting under Rule 16a-1(c) (unless acknowledged by the Participant in writing with respect to a specified transaction not to be excluded), if any provision of this Plan or any rule, election form or other form, or instruction does not comply with the requirements of such rule as then applicable to such transaction or right under the Plan, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

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         (b)  Compliance  with  Code  Section  162(m).  It is the  intent of the
Company that any compensation (including any award) deferred under the Plan by a person who is, with respect to any year of settlement, deemed by the Committee to be a "covered employee" within the meaning of Code Section 162(m) and the
regulations  thereunder,   which  compensation   constitutes  either  "qualified
performance-based compensation" within the meaning of Code Section 162(m) and the regulations thereunder or compensation not otherwise subject to the limitation on deductibility under Section 162(m) and the regulations thereunder, shall not, as a result of deferral hereunder, become compensation with respect to which the Company in fact would not be entitled to a tax deduction under Code
Section 162(m) and the regulations thereunder. Accordingly, unless otherwise determined by the Committee, if any compensation would become so disqualified under Section 162(m) and the regulations thereunder as a result of deferral hereunder, the terms of such deferral shall be automatically modified to the extent necessary to ensure that the compensation would not, at the time of settlement, be so disqualified.

         10. Statements. The Administrator will furnish statements to each Participant reflecting the amount credited to a Participant's Deferral Account(s) and the transactions thereof not less frequently than once each calendar year.

         11. Sources of Stock: Limitation on Amount of Stock-Denominated Deferrals. If Stock is deposited under the Plan in a Trust, pursuant to Section 7 hereof, in connection with a deferral of a Stock-Denominated Award under another plan, program, or other such arrangement that provides for the issuance of Stock, the Stock so deposited shall be deemed to have originated from and shall be counted against the number of shares reserved under such other plan, program or other arrangement. Stock placed in such a Trust and subsequently forfeited by a Participant shall be released by the Trust and be treated as a failed award for purposes of the other plan, program, or arrangement which the Stock-Denominated Award originated.

         12. Amendment/Termination. The Committee may, with prospective or retroactive effect, amend, alter, suspend, discontinue, or terminate the Plan at any time without the consent of Participants, stockholders, or any other person; provided however, that, without the consent of a Participant, no such action shall materially or adversely affect the rights of such Participant with respect to any rights to receive payment of amounts credited to such Participant's Deferral Account(s). Notwithstanding the foregoing, the Committee, may, at any time and in its sole discretion, terminate the Plan and distribute to Participants the amounts credited to their Deferral Accounts. Upon the effective date of Change and Control, this Plan shall terminate.

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
         13.      General Provisions.

         (a) Limits on Transfer of Awards. Other than by will or the laws of descent and distribution, no right, title or interest of any kind in the Plan shall be transferable or assignable by a Participant or his or her Beneficiary or be subject to alienation, anticipation, encumbrance, garnishment, attachment, levy, execution or other legal or equitable process, nor subject to the debts, contracts, liabilities or engagements, or torts of any Participant or his or her Beneficiary. Any attempt to alienate, sell, transfer, assign, pledge, garnish, attach or take any other action subject to legal or equitable process or encumber or dispose of any interest in the Plan shall be void.

         (b) Receipt and Release. Payments (in any form) to any Participant or Beneficiary in accordance with the provisions of the Plan shall, to the extent thereof, be in full satisfaction of all claims for the compensation or awards deferred and relating to the Deferral Account(s) to which the payments relate against the Company or any subsidiary thereof, the Committee, or the Administrator. The Committee or the Administrator may require a Participant or Beneficiary, as a condition to a payment, to execute a receipt and release to such effect.

         (c) Unfunded Status of Awards; Creation of Trusts. The Plan is intended to constitute an "unfunded" plan for deferred compensation and Participants shall rely solely on the unsecured promise of the Company for payment hereunder. With respect to any payment not yet made to a Participant under the Plan, nothing contained in the Plan shall give a Participant any rights greater than those of a general unsecured creditor of the Company; provided however, that nothing herein shall restrict or prohibit the Committee from authorizing the creation of Trusts, including but not limited to the Trusts referred to in Sections 6 and 7 hereof, or make other arrangements to meet the Company's obligations under the Plan, which Trusts and/or other arrangements shall be consistent with the "unfunded" status of the Plan, unless the Committee otherwise determines with the consent of each affected Participant.

         (d) Compliance. The Company shall impose such restrictions on Stock delivered to a Participant hereunder and any other interest constituting a security as it may deem advisable in order to comply with the Securities Act of 1933, as amended, the requirements of the Exchange Act, the requirements of the New York Stock Exchange or any other stock exchange or automated quotation system upon which the Stock is then listed or quoted, any state securities laws applicable to such a transfer, any provisions of the Company's Certificate of Incorporation or Bylaws, or any other law, regulation, or binding contract to which the Company is a party.


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
         (e) Other Participant Rights. No Participant shall have any of the rights or privileges of a stockholder of the Company under the Plan, including as a result of crediting of Stock equivalents or other amounts to a Deferral Account, or the creation of any Trust and the deposit of such Stock thereof, except at such time as Stock may be actually delivered in settlement of a Deferral Account. No provision of the Plan or transaction hereunder shall confer upon any Participant any right to be employed by the Company or a subsidiary thereof, or to interfere in any way with the right of the Company or a subsidiary to increase or decrease the amount of any compensation payable to such Participant. Subject to the limitations set forth in Section 13(a) hereof, the Plan shall inure to the benefit of, and be binding upon, the parties hereto and their successors and assigns.

         (f) Tax Withholding. The Company and any subsidiary shall have the right to deduct from amounts otherwise payable in settlement of a Deferral Account any sums that Federal, state, local or foreign tax law requires to be withheld with respect to such payment. Stock or other property may be withheld to satisfy such obligations in any case where taxation would be imposed upon delivery of such Stock and other property.

         (g) Payment of Legal Fees. All reasonable legal fees and costs paid or incurred by a Participant pursuant to any dispute or question or interpretation relating to this Agreement shall be paid or reimbursed by the Company if the
Participant is successful on the merits pursuant to a legal judgment, arbitration or settlement.

         (h) Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of New York, without giving effect to principles of conflicts of laws, and applicable provisions of federal law.

         (i) Limitation. A Participant and his or her Beneficiary shall assume all risk in connection with any decrease in value of his or her Deferral Account(s) and neither the Company, the Committee nor the Administrator shall be liable or responsible therefor.

         (j) Construction. The captions and numbers preceding the sections of the Plan are included solely as a matter of convenience of reference and are not to be taken as limiting or extending the meaning of any of the terms and provisions of the Plan. Whenever appropriate, words used in the singular shall include the plural or the plural may be read as the singular.

         (k) Severability. In the event that any provision of the Plan shall be declared illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining provisions of the Plan but shall be fully severable, and the Plan shall be construed and enforced as if said illegal or invalid provision had never been inserted herein.

         (l) Status. The establishment and maintenance of, or allocations and credits to, the Deferral Account(s) of any Participant shall not vest in any Participant any right, title or interest in and to any Plan assets or benefits except at the time or times and upon the terms and conditions and to the extent expressly set forth in the Plan and in accordance with the terms of the Trust.

         14.  Effective  Date.  The Plan shall be  effective  as of December 31,
1998.


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